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                                                                   EXHIBIT 23(A)

The Board of Directors
Florida Physicians Insurance Group, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the accounting method for certain investments in debt and equity securities and for reinsurance.

                                                  KPMG Peat Marwick LLP

Jacksonville, Florida
May 24, 1996